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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Printrak International Inc. on Form S-8 of our report dated May 2, 1996, appearing in the Prospectus dated July 2, 1996 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, on the financial statements of Printrak International Inc. as of March 31, 1995 and 1996 and for each of the three years in the period ended March 31, 1996.



Costa Mesa, California
October 8, 1996